As filed with the Securities and Exchange Commission on July 6, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rail Vision Ltd.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Israel	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Shahar Hania

Chief Executive Officer

15 Ha’Tidhar St

Ra’anana, 4366517 Israel

Tel: +972- 9-957-7706

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware

(302) 738-6680

(302) 738-7210 (facsimile)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Huberman, Esq. Gary Emmanuel, Esq. Greenberg Traurig, P.A. One Azrieli Center Round Tower, 30th floor 132 Menachem Begin Rd Tel Aviv 6701101 Tel: +972 3-636-6000	Ron Soulema, Adv. Gal Rahav, Adv. Shibolet Law Firm 4 Yitzhak Sadeh St. Tel-Aviv 6777504, Israel Tel: +972-3-3075000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 6, 2023

3,947,368 Ordinary Shares

RAIL VISION LTD.

This prospectus relates to the resale, from time to time, by the selling shareholders identified in this prospectus, or the selling shareholders, of up to 3,947,368 ordinary shares, par value NIS 0.01 per share, or the Ordinary Shares, as further described below under “Our Company— Recent Financings,” issuable upon the exercise of the Warrants.

The selling shareholders are identified in the table on page 7. No Ordinary Shares or Warrants are being registered hereunder for sale by us. While we will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders, we will receive cash proceeds equal to the total exercise price of the Warrants to the extent that they are exercised. The exercise price of the Warrants is $0.84 per Ordinary Share. See “Use of Proceeds.” The selling shareholders may sell all or a portion of the Ordinary Shares from time to time in market transactions through any market on which our Ordinary Shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution.”

Our Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “RVSN.” On July 5, 2023, the last reported sale price of our Ordinary Shares was $0.5833 per share. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference into this for a discussion of information that should be considered in connection with an investment in the Ordinary Shares.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2023

i

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer tor solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For investors outside of the United States: We and the selling shareholders have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. In this prospectus, “we,” “us,” “our,” the “Company” and “Rail Vision” refer to Rail Vision Ltd., an Israeli corporation.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “dollars” or “$” mean U.S. dollars, and references to “NIS” are to New Israeli Shekels. All references to “shares” in this prospectus refer to ordinary shares of Rail Vision Ltd. par value NIS 0.01 per share.

We are incorporated under Israeli law and, under the rules of the U.S. Securities and Exchange Commission, or the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

INDUSTRY AND MARKET DATA

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we are responsible for all of the disclosures contained in this prospectus, including such statistical, market and industry data, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties, including those discussed under the heading “Risk Factors.”

PRESENTATION OF FINANCIAL INFORMATION

Our financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. We present our consolidated financial statements in U.S. dollars. Our fiscal year ends on December 31 of each year. Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

TRADEMARKS AND TRADENAMES

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

ii

OUR COMPANY

We are a development stage technology company that is seeking to revolutionize railway safety and the data-related market. We believe we have developed cutting edge, AI based, industry-leading detection technology specifically designed for railways, with investments from Knorr-Bremse AG, or Knorr-Bremse, a world-class rail system manufacturer. We have developed our railway detection and systems to save lives, increase efficiency, and dramatically reduce expenses for the railway operator. We believe that our technology will significantly increase railway safety around the world, while creating significant benefits and adding value for everyone who relies on the train ecosystem: from passengers using trains for transportation to companies that use railways to deliver goods and services. In addition, we believe that our technology has the potential to advance the revolutionary concept of autonomous trains into a practical reality.

Recent Financings

Registered Direct Offering and Concurrent Private Placement of Warrants

On May 10, 2023, we entered into definitive securities purchase agreements with investors for the purchase and sale of 3,947,368 of Ordinary Shares, at a purchase price of $0.76 per unit in a registered direct offering, or the Registered Direct Offering. In a concurrent private placement, or the Private Placement, we also agreed to issue to the same investors a total of 3,947,368 warrants, or the Concurrent Warrants, each to purchase one Ordinary Share at an exercise price of $0.84 per share. The Concurrent Warrants will be exercisable upon issuance and will have a 5-year term from the initial issuance date. The transactions closed on May 11, 2023.

Private Placement of Ordinary Shares and Warrants

In an additional concurrent private placement, or the KB Private Placement, we entered into a definitive securities purchase agreement for the purchase and sale of an aggregate of 3,947,368 Ordinary Shares and 3,947,368 5-year term common warrants, or the KB Warrants, at a purchase price of $0.76 per unit, to Knorr-Bremse Rail Vehicle Systems, part of Knorr-Bremse, which is our largest shareholder. Knorr-Bremse is the global market leader for braking systems and a leading supplier of other mission-critical systems for rail and commercial vehicles. The KB Warrants, or, together with the Concurrent Warrants, the Warrants, are exercisable at $0.84 per Ordinary Share. The KB Private Placement closed on June 21, 2023 following approval of such transaction by our shareholders.

In connection with the transactions mentioned above and pursuant to a registration rights agreement between the Company and the selling shareholders dated May 10, 2023, or the Registration Rights Agreement, we also granted registration right to the selling shareholders. Pursuant to the Registration Rights Agreement, we agreed to file this registration statement, or this Resale Registration Statement, as soon as reasonably practicable, but in any case prior to fifty days after the pricing date, or the Filing Date, to register the resale of the Ordinary Shares and the Ordinary Shares issuable upon exercise of the Warrants and to cause the Resale Registration Statement to be declared effective within thirty calendar days following the Filing Date, or, in the event of a full review by the SEC, sixty calendar days following the Filing Date, or the Resale Effectiveness Date. If the Resale Registration Statement is not declared effective by the SEC by the Resale Effectiveness Date, subject to certain permitted exceptions, we will be required to pay liquidated damages to the selling shareholders. On June 26, 2023, we initially filed a registration statement in respect of (i) the Ordinary Shares and (ii) Ordinary Shares issuable upon exercise of the KB Warrants, that were issued and sold in connection with the KB Private Placement.

In addition, the foregoing investors, including Knorr-Bremse, have entered into lock-up agreements pursuant to which, subject to certain exceptions, they have agreed not to sell or otherwise dispose of their ordinary shares for a period of sixty (60) days after the effectiveness date of this registration statement.

THE OFFERING

Ordinary Shares currently outstanding	23,986,224 Ordinary Shares (assumes no exercise of the Warrants).

Ordinary Shares offered by the selling shareholders	Up to 3,947,368 Ordinary Shares issuable upon the exercise of the Warrants.

Ordinary Shares to be outstanding assuming exercise of the Warrants	31,880,960 Ordinary Shares (including Warrants issued in connection with the KB Private Placement).

Use of proceeds:	We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders. All net proceeds from the sale of the Ordinary Shares covered by this prospectus will go to the selling shareholders. However, we will receive cash proceeds equal to the total exercise price of the Warrants that are exercised. We intend to use the proceeds from the exercise of the Warrants for general corporate purposes (which for the avoidance of doubt may include acquisitions, in our discretion), including working capital. See “Use of Proceeds.”

Risk factors:	You should read the “Risk Factors” section starting on page 3 of this prospectus, and “Item 3. - Key Information – D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein, and other information included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq symbol:	“RVSN.”

Unless otherwise stated, all information in this prospectus, is based on 23,986,224 Ordinary Shares outstanding as of July 6, 2023, and does not include the following as of that date:

●	2,332,352 Ordinary Shares reserved for issuance under our Amended Share Option Plan, of which options to purchase 1,931,828 Ordinary Shares were outstanding as of such date at a weighted average exercise price of $2.07, of which 1,105,585 were vested as of such date; and

●	12,567,274 Ordinary Shares issuable upon the exercise of warrants, at a weighted average exercise price of $2.17 (including the Concurrent Warrants and the KB Warrants).

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under the summary above, under “Risk Factors” in this prospectus and under Item 3.D. - “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

The sale of a substantial number of our Ordinary Shares in the public market, including resale of the shares issued to the selling shareholders, could adversely affect the prevailing market price for our common stock.

We are registering for resale up to 11,842,104 of our Ordinary Shares issued and issuable to the selling shareholders pursuant to the securities purchase agreements in respect of the Private Placement and the KB Private Placement, of which 3,947,368 Ordinary Shares are being registered hereby, and the remaining 7,894,736 Ordinary Shares are being registered under a separate registration statement. Sales of substantial amounts of shares of our Ordinary Shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our Ordinary Shares, and the market value of our other securities. We cannot predict if and when the selling shareholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional Ordinary Shares or other equity or debt securities exercisable for, or convertible into, our Ordinary Shares. Any such issuances could result in substantial dilution to our existing shareholders and could cause our share price to decline.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus regarding our future strategy, future operations, projected financial position, proposed products, anticipated collaborations, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives, are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein.

capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2022:

●	on an actual basis;

●	on an as adjusted basis to give further effect to the sale of (i) 3,947,368 Ordinary Shares and 3,947,368 Warrants in the Registered Direct Offering and Private Placement, respectively, at a combined purchase price of $0.76 per Ordinary Shares and associated Warrants and (ii) 3,947,368 Ordinary Shares and 3,947,368 Warrants in the KB Private Placement at a combined purchase price of $0.76 per Ordinary Shares and associated Warrants, after deducting estimated fees to the placement agent in the Registered Direct Offering and Private Placement and estimated offering expenses payable by us, as if the sale of the Ordinary Shares and Warrants (in the Registered Direct Offering and Private Placement) had occurred on December 31, 2022, and no exercise of Warrants.

The information in this table is derived from our audited financial information as of December 31, 2022, and should be read in conjunction with and is qualified by reference to such financial information and other financial information incorporated by reference into this prospectus.

U.S. dollars in thousands	As of December 31, 2022
	Actual	As Adjusted (1)
Cash and cash equivalents	$8,270	13,670

Shareholders’ equity:
Ordinary shares	46	68
Additional paid in capital	63,033	68,411

Accumulated deficit	(54,814)	(54,814)
Total shareholders’ equity	8,265	13,665
Total capitalization	8,265	13,665

(1)	The as adjusted additional paid-in capital includes warrants to be issued in connection with this offering are being accounted for as equity instruments in accordance with the guidance contained in ASC 815-40.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Ordinary Shares by the selling shareholders. All net proceeds from the sale of the Ordinary Shares covered by this prospectus will go to the selling shareholders. However, we will receive cash proceeds equal to the total exercise price of the Warrants that are exercised.

We intend to use the proceeds from the exercise of the Warrants for general corporate purposes (which for the avoidance of doubt may include acquisitions, in our discretion), including working capital.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments and U.S. government securities.

SELLING SHAREHOLDERS

The Ordinary Shares being offered by the selling shareholders are those previously issued to the selling shareholders, and those issuable to the selling shareholders upon the exercise of the Warrants. For additional information regarding the issuances of those Ordinary Shares and Warrants, see “Recent Financings” above. We are registering the Ordinary Shares in order to permit the selling shareholders to offer the Ordinary Shares for resale from time to time. Other than Robert Eide, and except for the ownership of the Ordinary Shares and the Warrants, the selling shareholders have not had any material relationship with us within the past three years. See “Item 7.B. Related Party Transactions” in our Annual Report on Form 20-F for additional information.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the Ordinary Shares by each of the selling shareholders. The second column lists the number of Ordinary Shares beneficially owned by each selling shareholder, based on its ownership of the Ordinary Shares and Warrants, as of July 5, 2023, assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on exercises.

The third column lists the Ordinary Shares being offered by this prospectus by the selling shareholders.

In accordance with the terms of a Registration Rights Agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of Ordinary Shares issued to the selling shareholders in the “Recent Financings” described above and (ii) the maximum number of Ordinary Shares issuable upon exercise of the related Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the Ordinary Shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the Concurrent Warrants, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of Ordinary Shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Ordinary Shares following such exercise, excluding for purposes of such determination Ordinary Shares issuable upon exercise of the Warrants that have not been exercised. The number of Ordinary Shares in the second column does not reflect this limitation. The selling shareholders may sell all, some or none of their Ordinary Shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to Offering		Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus		Number of Ordinary Shares Beneficially Owned After Offering
Empery Asset Master, Ltd	746,484	(1)	373,242	(2)	373,242
Empery Tax Efficient, LP	244,802	(3)	122,401	(4)	122,401
Empery Tax Efficient III, LP	324,504	(5)	162,252	(6)	162,252
Iroquois Capital Investment Group LLC	342,106	(7)	171,053	(8)	171,053
Iroquois Master Fund Ltd	184,210	(9)	92,105	(10)	92,105
Laurence Lytton	3,160,000	(11)	1,580,000	(12)	1,580,000
Lind Global Fund II LP	1,066,254	(13)	460,527	(14)	605,727
Robert Eide	845,148	(15)	327,893	(16)	517,255
Walleye Opportunities Master Fund Ltd.	1,315,790	(17)	657,895	(18)	657,895

(1)	Consists of (i) 373,242 Ordinary Shares issued in the Registered Direct Offering and (ii) 373,242 Ordinary Shares issuable upon the exercise of the Concurrent Warrants. Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of EAM is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.
(2)	Consists of 373,242 Ordinary Shares issuable upon the exercise of the Concurrent Warrants.
(3)	Consists of (i) 122,401 Ordinary Shares issued in the Registered Direct Offering and (ii) 122,401 Ordinary Shares issuable upon the exercise of the Concurrent Warrants. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of ETE is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.
(4)	Consists of 122,401 Ordinary Shares issuable upon the exercise of the Concurrent Warrants.

(5)	Consists of (i) 162,252 Ordinary Shares issued in the Registered Direct Offering and (ii) 162,252 Ordinary Shares issuable upon the exercise of the Concurrent Warrants. Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of ETE III is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.
(6)	Consists of 162,252 Ordinary Shares issuable upon the exercise of the Concurrent Warrants.
(7)	Consists of (i) 171,053 Ordinary Shares issued in the Registered Direct Offering and (ii) 171,053 Ordinary Shares issuable upon the exercise of the Concurrent Warrants. Richard Abbe is the managing member of Iroquois Capital Investment Group LLC. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. As such, Mr. Abbe may be deemed to be a beneficial owner of the securities held by Iroquois Capital Investment Group LLC. The address for Iroquois Capital Investment Group LLC is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.
(8)	Consists of 171,053 Ordinary Shares issuable upon the exercise of the Concurrent Warrants.
(9)	Consists of (i) 92,105 Ordinary Shares issued in the Registered Direct Offering and (ii) 92,105 Ordinary Shares issuable upon the exercise of the Concurrent Warrants. Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As managing members of Iroquois Capital, Kimberly Page and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Ms. Page and Mr. Abbe may be deemed to be beneficial owners of the securities held by Iroquois Capital Management and Iroquois Master Fund. The address for Iroquois Master Fund Ltd. is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.
(10)	Consists of 92,105 Ordinary Shares issuable upon the exercise of the Concurrent Warrants.
(11)	Consists of (i) 1,580,000 Ordinary Shares issued in the Registered Direct Offering and (ii) 1,580,000 Ordinary Shares issuable upon the exercise of the Concurrent Warrants. The address for Laurence Lytton is 467 Central Park West 17-A New York, NY 10025.
(12)	Consists of 1,580,000 Ordinary Shares issuable upon the exercise of the Concurrent Warrants.
(13)	Consists of (i) 460,527 Ordinary Shares issued in the Registered Direct Offering, (ii) 460,527 Ordinary Shares issuable upon the exercise of the Concurrent Warrants and (iii) 145,200 Ordinary Shares issuable upon the exercise of warrants previously acquired. The Selling Securityholder’s principal business is that of a private investment firm. We have been advised that the Selling Securityholder is not a member of FINRA, or independent broker-dealers, and that neither the Selling Securityholder nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. The securities are directly owned by Lind Global. Jeff Easton is the Managing Member of The Lind Partners, LLC, which is the Investment Manager of Lind Global, and in such capacity has the right to vote and dispose of the securities held by such entity. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The address for Lind Global is 444 Madison Avenue, 41st Floor, New York, NY 10022.
(14)	Consists of 460,527 Ordinary Shares issuable upon the exercise of the Concurrent Warrants.
(15)	Consists of (i) 327,893 Ordinary Shares issued in the Registered Direct Offering, (ii) 327,893 Ordinary Shares issuable upon the exercise of the Concurrent Warrants and (iii) 189,362 Ordinary Shares issuable upon the exercise of warrants previously acquired. The address for Robert Eide is 1345 Avenue of the Americas, 27th Floor, New York NY 10105. Robert Eide is the Chief Executive Officer and the indirect shareholder of 100% of the shares of Aegis Capital Corp., the placement agent of the Registered Direct Offering, the Private Placement and the KB Private Placement and the underwriter for the Company’s initial public offering closed on April 4, 2022.
(16)	Consists of 327,893 Ordinary Shares issuable upon the exercise of the Concurrent Warrants.
(17)	Consists of (i) 657,895 Ordinary Shares issued in the Registered Direct Offering and (ii) 657,895 Ordinary Shares issuable upon the exercise of the Concurrent Warrants. Walleye Capital LLC is the investment manager of Walleye Opportunities Master Fund Ltd (the “Walleye Fund”) and may be deemed to beneficially own the securities owned by the Walleye Fund. William England is the Chief Executive Officer of Walleye Capital LLC and may be deemed to have voting and dispositive power over the securities owned by the Walleye Fund. Walleye Capital LLC and William England each disclaim any beneficial ownership of these securities. The address for Walleye Capital LLC and U.S. address for the Walleye Fund is 2800 Niagara Lane N, Plymouth, MN 55447.
(18)	Consists of 657,895 Ordinary Shares issuable upon the exercise of the Concurrent Warrants.

PLAN OF DISTRIBUTION

The selling shareholders of the securities and any of their donees, pledgees, transferees, distributees, assignees and other successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is a summary of the material terms of our articles of association and Israeli corporate law regarding our ordinary shares and the holders thereof. This description contains all material information concerning our ordinary shares but does not purport to be complete.

Ordinary Shares

As of July 5, 2023, our authorized share capital consisted of 100,000,000 Ordinary Shares, par value NIS 0.01 per share, of which 23,986,224 Ordinary Shares were issued and outstanding as of such date. Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

In addition to Ordinary Shares, in the last three years, we have issued warrants to purchase an aggregate of 12,492,194 Ordinary Shares to investors, of which no warrants have expired, no warrants have been exercised and all of which are currently outstanding. The exercise prices of the warrants range from $0.84 to $4.13 per Ordinary Share. In addition, in the last three years we have issued options to directors, employees and consultants to purchase an aggregate of 2,004,842 Ordinary Shares, of which 473,530 options have expired, no options have been exercised and 1,531,312 options are still outstanding. The exercise price of the options ranges from $1.50 to $6.14 per Ordinary Share.

Registration Number of the Company

Our registration number with the Israeli Registrar of Companies is 515441541.

Purposes and Objects of the Company

Our purpose and objectives are set forth in Section 3 of our amended and restated articles of association.

The Powers of the Directors

Our board of directors shall direct our policy and shall supervise the performance of our chief executive officer and his actions. Our board of directors may exercise all powers that are not required under the Israeli Companies Law, or the Companies Law, or under our amended and restated articles of association to be exercised or taken by our shareholders.

Rights Attached to Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person electronically or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Pursuant to our amended and restated articles of association, our directors are appointed by shareholders holding at least 10% of the issued share capital of the company and in such case the appointment will be for undefined period, subject to the provisions of the amended and restated articles, or elected at an annual general meeting of our shareholders and in such case they shall serve on the board of directors until the next annual general meeting (except for external directors) or until they resign or until they cease to act as board members pursuant to the provisions of our amended and restated articles of association or any applicable law, upon the earlier. In addition, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies and/or as an addition to the board of directors (subject to the maximum number of directors) to serve until the next annual general meeting or earlier if required by our amended and restated articles of association or applicable law, upon the earlier. External directors are elected for an initial term of three years and may be removed from office pursuant to the terms of the Companies Law.  See “Item 6.C— Management—Board Practices—External Directors” in our Annual Report on Form 20-F for the year ended December 31, 2022 incorporated by reference herein for additional information.

Annual and Special Meetings

Under the Companies Law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our board of directors, that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our board of directors may call special meetings whenever it sees fit and upon the written request of: (a) any two of our directors or such number of directors equal to one quarter of the members of our board of directors; and/or (b) one or more shareholders holding, in the aggregate, either (i) 5% or more of our outstanding voting power or (ii) 5% or more of our outstanding issued shares and 1% of our outstanding voting power.

Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our amended and restated articles of association;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors;

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law and any other applicable law;

●	increases or reductions of our authorized share capital; and

●	a merger (as such term is defined in the Companies Law).

Notices

The Companies Law requires that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting, and if the agenda of the meeting includes, among other matters, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law, under our amended and restated articles of association, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy or written ballot, who hold or represent between them at least 25% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

Adoption of Resolutions

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required under the Companies Law or our amended and restated articles of association. A shareholder may vote in a general meeting in person, by proxy or by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, in order to change the rights attached to any class of shares, such change must be adopted by the board of directors and at a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Provisions Restricting Change in Control of Our Company

There are no specific provisions of our amended and restated articles of association that would have an effect of delaying, deferring or preventing a change in control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us. However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority requirement that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The Companies Law also provides that an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of more than 45% of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares, the acquisition must be made by means of a tender offer for all of the outstanding shares. In general, if less than 5% of the outstanding shares are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Shareholders may request appraisal rights in connection with a full tender offer for a period of six months following the consummation of the tender offer, but the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Changes in Our Capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus will be passed upon for us by Shibolet & Co. Law Firm, Tel Aviv, Israel.

EXPERTS

The financial statements of Rail Vision Ltd. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022 incorporated in this Prospectus by reference from the Annual Report on Form 20-F for the year ended December 31, 2022, have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report thereon, incorporated herein. Such financial statements are incorporated in this Prospectus by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$422.82
Legal fees and expenses	25,000
Accounting fees and expenses	5,000
Miscellaneous	2,557.18
Total	$33,000

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Annual Report on Form 20-F for the year ended December 31, 2022, filed on March 23, 2023;

●	our Reports of Foreign Private Issuer on Form 6-K filed on May 11, 2023, May 12, 2023, May 15, 2023, May 31, 2023, June 9, 2023, June 20, 2023 and June 21, 2023.

●	The description our Ordinary Shares, which is contained in our registration statement on Form 8-A filed with the SEC pursuant to the Exchange Act on March 25, 2022 (File No. 001-41334), as amended by Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2022, and including any further amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of an offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of an offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: Rail Vision Ltd., 15 Hatidhar St. Ra’anana, 4366517 Israel. Attention: Ofer Naveh, Chief Financial Officer, telephone number: + +972-9-957-7706.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at http://railvision.io/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, all or a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Shibolet & Co., that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli Consumer Price Index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Indemnification

The Israeli Companies Law 5759-1999, or the Companies Law, and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceedings of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association.

Limitations

The Companies Law provides that the Company may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

The Company’s amended and restated articles of association permit the Company to exculpate, indemnify and insure its office holders to the fullest extent permitted or to be permitted by the Companies Law.

The Company enters into agreements with each of our directors and executive officers exculpating them from liability to the Company for damages caused to it as a result of a breach of duty of care and undertaking to indemnify them, in each case, to the fullest extent permitted by the Company’s amended and restated articles of association to be effective upon the closing of this offering and the Companies Law, including with respect to liabilities resulting from this offering to the extent that these liabilities are not covered by insurance.

Item 7. Recent Sales of Unregistered Securities

Set forth below are the sales of all unregistered securities of ours sold by us within the past three years (i.e., since June 1, 2020, up to the date of this registration statement) which were not registered under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

In October 2020, we issued to Knorr-Bremse, a total of 51,282 Preferred A shares at a price of $195 per share. The investment amount was transferred to us in two equal installments, the first installment upon closing and the second installment on April 13, 2021. In addition, pursuant to the terms of the agreement, we were granted a call option for an additional amount of $5,000,000 at the same price per share and in exchange for the same class of shares. According to an amendment signed by and among the parties, the exercise period of the option was extended and shall be in full force and effect until March 31, 2022. On February 14, 2022, we and Knorr-Bremse signed a second amendment to the investment agreement according to which from February 14, 2022 we are entitled to exercise the option in two installments as follows: (i) to call for up to $2,000,000 out of the option amount no later than March 31, 2022; and (ii) to call for up to $2,286,000 out of the option amount no later than June 30, 2022. The aforesaid option expired on the closing of our initial public offering. On March 6, 2022, we issued to Knorr-Bremse, a total of 10,256 Preferred A shares at a price of $195 per share, after we called an amount of $2,000,000 out of the option amount. Immediately prior to the completion of the IPO on April 4, 2022, 61,538 Preferred A shares were automatically converted into 2,707,672 ordinary shares (after giving effect to the issuance of 10,256 Preferred A shares described above).

According to an Amended and Restated Cooperation Agreement, dated January 19, 2020, with Israel Railways Ltd., we granted Israel Railways warrants to purchase 195,448 of our ordinary shares with a nominal exercise price. The warrants were initially exercisable upon the earlier of an IPO or a change of control. According to amendments to the agreement we amended the warrant to extend the exercise period, until the earlier of: (1) five business days following the day in which Israel Railways obtained the necessary governmental approvals; or (2) June 30, 2023. On January 25, 2023, Israel Railways provided notice of its exercise of the warrants, pursuant to which we issued 195,448 ordinary shares to Israel Railways.

Since June 1, 2020, the Company has granted options to purchase an aggregate of 1,929,762 ordinary shares to employees, directors, consultants and service providers under our Option Plan, with a exercise prices ranging from $1.85 to $6.14 per share, of which 473,530 options have expired and 629,989 were vested as of June 30, 2023.

In January 2022, we entered into a Simple Agreement for Future Equity, or SAFE, with two of our current shareholders providing for financing in the aggregate amount of $1,000,000 (KB in the amount of $714,286 and Foresight in the amount of $285,714), which was subsequently amended in March 2022. Upon our initial public offering on April 4, 2022, the SAFE converted into an aggregate of 242,131 ordinary shares and warrants to purchase 242,131 ordinary shares. The warrants issued have the same terms as the warrants issued in our initial public offering except that such warrants shall be unregistered and shall not be tradeable.

Item 8. Exhibits

Exhibit Number	Description of Document

3.1	Amended and Restated Articles of Association of Rail Vision Ltd. (filed as Exhibit 3.2 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on March 24, 2022 and incorporated herein by reference).

5.1*	Opinion of Shibolet & Co.

10.1	Form of Underwriter’s Warrant (included as Exhibit 4.1 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on March 24, 2022, and incorporated herein by reference).

10.2	Form of Warrant Agent Agreement (included as Exhibit 4.2 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on March 24, 2022, and incorporated herein by reference).

10.3	Form of Warrant (included as Exhibit 4.3 to the Registration Statement on Form F-1 as filed with the Securities and Exchange Commission March 24, 2022, as amended, and incorporated herein by reference).

10.4	Form of Indemnification Agreement (included as Exhibit 10.1 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on March 24, 2022, and incorporated herein by reference).

10.5	Rail Vision Ltd. Amended Share Option Plan, amended as of September 13, 2022 (included as Exhibit 4.4 to our Annual Report on Form 20-F as filed with the Securities and Exchange Commission on March 23, 2023, and incorporated herein by reference).

10.6	Compensation Policy (included as Exhibit 10.3 to the Registration Statement on Form F-1 as filed with the Securities and Exchange Commission March 24, 2022, as amended, and incorporated herein by reference).

10.7	Amended and Restated Investors’ Rights Agreement between the Company, Knorr-Bremse and Foresight, dated October 13, 2020 (included as Exhibit 10.4 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on March 24, 2022, and incorporated herein by reference)

10.8	Framework agreement between the Company and Knorr-Bremse Rail Systems Schweiz AG, dated August 2020 (included as Exhibit 10.6 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on March 24, 2022, and incorporated herein by reference).

10.9	Investment Agreement between the Company and Knorr-Bremse, dated October 13, 2020 (included as Exhibit 10.7 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on March 24, 2022, and incorporated herein by reference).

10.10	Strategic Partnership Agreement by and between the Company and Knorr-Bremse, dated August 19, 2021 (included as Exhibit 10.8 to our Registration Statement on Form F-1 as filed with the Securities and Exchange Commission on March 24, 2022, and incorporated herein by reference).

10.11	Form of Securities Purchase Agreement (filed as Exhibit 10.1 to our Report on Form 6-K furnished to the Securities and Exchange Commission on May 11, 2023 and incorporated herein by reference).

10.12	Form of Knorr-Bremse Securities Purchase Agreement (filed as Exhibit 10.2 to our Report on Form 6-K furnished to the Securities and Exchange Commission on May 11, 2023 and incorporated herein by reference).

10.13	Form of Common Warrant (filed as Exhibit 10.1 to our Report on Form 6-K furnished to the Securities and Exchange Commission on May 15, 2023 and incorporated herein by reference).

10.14	Form of Registration Rights Agreement (filed as Exhibit 10.3 to our Report on Form 6-K furnished to the Securities and Exchange Commission on May 11, 2023 and incorporated herein by reference).

10.15	Placement Agent Agreement dated May 10, 2023 (filed as Exhibit 10.4 to our Report on Form 6-K furnished to the Securities and Exchange Commission on May 11, 2023 and incorporated herein by reference).

23.1*	Consent of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network.

23.2*	Consent of Shibolet & Co. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table.

*	Filed herewith.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ra’anana, Israel on July 6, 2023.

RAIL VISION LTD.

By:	/s/ Shahar Hania
Shahar Hania Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and/or officers of Rail Vision Ltd., hereby severally constitute and appoint Shahar Hania and Ofer Naveh, and each of them singly, our true and lawful attorneys, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form F-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, in connection with the said registration under the Securities Act, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated:

/s/ Shahar Hania	Chief Executive Officer	July 6, 2023
Shahar Hania	(Principal Executive Officer)

/s/ Ofer Naveh	Chief Financial Officer	July 6, 2023
Ofer Naveh	(Principal Financial and Accounting Officer)

/s/ Mark Cleobury	Chairman of the Board	July 6, 2023
Mark Cleobury

/s/ Sam Donnerstein	Director	July 6, 2023
Sam Donnerstein

/s/ Yossi Daskal	Director	July 6, 2023
Yossi Daskal

/s/ Inbal Kreiss	Director	July 6, 2023
Inbal Kreiss

/s/ Eli Yoresh	Director	July 6, 2023
Eli Yoresh

/s/ Oz Adler	Director	July 6, 2023
Oz Adler

/s/ Maximilian Eichhorn	Director	July 6, 2023
Maximilian Eichhorn

/s/ Keren Aslan	Director	July 6, 2023
Keren Aslan

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Rail Vision Ltd., has signed this registration statement on July 6, 2023.

Puglisi & Associates

Authorized U.S. Representative

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director